    Exhibit 10(Vii) Credit Agreement Dated As Of May 22, 1996, As Amended, Between MAF Bancorp, Inc. And Harris Trust And Savings Bank

                      First Amendment To Credit Agreement


Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

       Reference is hereby made to that certain Credit Agreement dated as of May 22, 1996 (the "Credit Agreement"), between the undersigned, MAF Bancorp, Inc., a Delaware corporation (the "Company") and you (the "Lender"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

       The Company has requested that the Term Loan to be made to the Company under the Term Loan Commitment be in the amount of $35,000,000 and, as a result thereof, has requested that the Lender increase its Revolving Credit Commitment from $10,000,000 to $15,000,000, and the Lender is willing to do so under the terms and conditions set forth in this Amendment.

1.     Amendments.

       Upon your acceptance hereof in the space provided for that purpose below, the Credit Agreement shall be and hereby is amended as follows:

       (a) The definition of "Revolving Credit Commitment" appearing in Section
4.1 of the Credit Agreement shall be amended by deleting the amount "10,000,000" appearing therein and inserting the amount "$15,000,000" in lieu thereof.

       (b) Exhibit A to the Credit Agreement shall be amended in its entirety, and as amended shall be restated to read as set forth on Exhibit A attached hereto.

2.     Conditions Precedent.

       The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

            (a) The Company and the Lender shall have executed and delivered this Amendment, and the Company shall have executed and delivered to the Lender a replacement Revolving Credit Note in the form attached hereto as Exhibit A.

            (b) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Lender and its counsel.

3.     MISCELLANEOUS.

       (a) Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

       (b) This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

       Dated as of June 3, 1996.

                                 MAF Bancorp, Inc.



                                 By /s/  Jerry Weberling
                                   --------------------------------------------

                                 -----------------------------------------------
                             Its  Executive Vice President and
                                  CFO
                                 -----------------------------------------------

       Accepted and agreed to in Chicago, Illinois as of the date and year last above written.

                              HARRIS TRUST AND SAVINGS BANK



                              By  /s/  Richard Loncar
                                 --------------------------------------------
                             Its    Vice President

                                   Exhibit A


                               MAF Bancorp, Inc.
                             Revolving Credit Note


                                                            Chicago, Illinois
$15,000,000                                                      June 3, 1996

       On the Revolving Credit Termination Date, for value received, the undersigned, MAF BANCORP, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of HARRIS TRUST AND SAVING BANK (the "Lender"), at the principal office of the Lender in Chicago, Illinois, the principal sum of
(I) Fifteen Million and no/100 Dollars ($15,000,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Credit Loans owing from the Company to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

       This Note is issued in substitution and replacement for, and evidences the indebtedness evidenced by, the Revolving Credit Note of the Company dated May 22, 1996, and, in addition, evidences additional loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Credit Agreement dated as of May 22, 1996, between the Company and the Lender (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement") made and to be made to the Company by the Lender under the Revolving Credit provided for under the Credit Agreement, and the Company hereby promises to pay interest at the office described above on each loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

       Each loan made under the Revolving Credit against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR

Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence (absent manifest error) of the unpaid principal balance of this Note, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

       This Note is issued by the Company under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

       The Company hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                              MAF BANCORP, INC.

                              By

                              -------------------------------------------

                                                      ,
                                 ---------------------

 --------------
                                  (Print or Type Name)       (Title)

===============================================================================



                                CREDIT AGREEMENT



                           DATED AS OF MAY 22, 1996,



                                    BETWEEN



                               MAF BANCORP, INC.



                                      AND



                         HARRIS TRUST AND SAVINGS BANK




===============================================================================

                               TABLE OF CONTENTS


SECTION                           DESCRIPTION                    Page

SECTION 1.      THE CREDITS......................................  1

   Section 1.1.  Revolving Credit................................  1
   Section 1.2.  Revolving Credit Loans..........................  1
   Section 1.3.  Letters of Credit...............................  2
   Section 1.4.  Term Credit.....................................  4
   Section 1.5.  Manner and Disbursement of Loans................  5

SECTION 2.      INTEREST AND CHANGE IN CIRCUMSTANCES.............  6

   Section 2.1.  Interest Rate Options...........................  6
   Section 2.2.  Minimum Fixed Rate Portions.....................  7
   Section 2.3.  Computation of Interest.........................  7
   Section 2.4.  Manner of Rate Selection........................  7
   Section 2.5.  Change of Law...................................  8
   Section 2.6.  Unavailability of Deposits or Inability to
                 Ascertain Adjusted LIBOR........................  8
   Section 2.7.  Taxes and Increased Costs.......................  8
   Section 2.8.  Funding Indemnity...............................  9
   Section 2.9.  Treasury Rate Portion Prepayment Fee............ 10
   Section 2.10. Lending Branch.................................. 11
   Section 2.11. Discretion of Lender as to Manner of Funding.... 11

SECTION 3.      FEES, PREPAYMENTS, TERMINATIONS, AND
                APPLICATIONS..................................... 11

   Section 3.1.  Fees............................................ 11
   Section 3.2.  Voluntary Prepayments........................... 12
   Section 3.3.  Mandatory Termination........................... 12
   Section 3.4.  Voluntary Terminations.......................... 13
   Section 3.5.  Place and Application of Payments............... 13
   Section 3.6.  Notations....................................... 13

SECTION 4.      DEFINITIONS; INTERPRETATION...................... 14

   Section 4.1.  Definitions..................................... 14

   Section 4.2.  Interpretation.................................. 21

Section 5.       REPRESENTATIONS AND WARRANTIES.................. 21

   Section 5.1.  Organization and Qualification.................. 21
   Section 5.2.  Subsidiaries.................................... 22
   Section 5.3.  Corporate Authority and Validity of
                 Obligations..................................... 22
   Section 5.4.  Use of Proceeds; Margin Stock................... 23
   Section 5.5.  Financial Reports............................... 23
   Section 5.6.  No Material Adverse Change...................... 24
   Section 5.7.  Full Disclosure................................. 24
   Section 5.8.  Good Title...................................... 24
   Section 5.9.  Litigation and Other Controversies.............. 24
   Section 5.10. Taxes........................................... 24
   Section 5.11. Approvals....................................... 24
   Section 5.12. Affiliate Transactions.......................... 25
   Section 5.13. Investment Company; Public Utility Holding
                 Company......................................... 25
   Section 5.14. ERISA........................................... 25
   Section 5.15. Compliance with Laws............................ 25
   Section 5.16. Other Agreements................................ 26
   Section 5.17. Merger.......................................... 26
   Section 5.18. No Default...................................... 26

Section 6.       CONDITIONS AND PRECEDENTS....................... 26

   Section 6.1.  All Advances.................................... 26
   Section 6.2.  Initial Advance................................. 27

Section 7.      COVENANTS........................................ 29

   Section 7.1.  Maintenance of Business......................... 29
   Section 7.2.  Maintenance of Properties....................... 29
   Section 7.3.  Taxes and Assessments........................... 30
   Section 7.4.  Insurance....................................... 30
   Section 7.5.  Financial Reports............................... 30
   Section 7.6.  Inspection...................................... 32
   Section 7.7.  Non-Performing Assets........................... 32
   Section 7.8.  Regulatory Capital Requirements................. 32
   Section 7.9.  Tangible Capital Ratio.......................... 33
   Section 7.10. Adjusted Net Worth.............................. 33

   Section 7.11. Adjusted Net Income............................. 33
   Section 7.12. Indebtedness for Borrowed Money................. 33
   Section 7.13. Liens........................................... 34
   Section 7.14. Mergers and Consolidations...................... 34
   Section 7.15. Maintenance of Subsidiaries..................... 34
   Section 7.16. Dividends and Certain Other Restricted
                 Payments........................................ 34
   Section 7.17. Subordinated Debt............................... 35
   Section 7.18. ERISA........................................... 35
   Section 7.19. Compliance with Laws............................ 35
   Section 7.20. Burdensome Contracts With Affiliates............ 35
   Section 7.21. Change in the Nature of Business................ 35
   Section 7.22. Regulatory-Mandated Disposition of MAF.......... 35
                 Developments.................................... 35

Section 8.      EVENTS OF DEFAULT AND REMEDIES................... 36

   Section 8.1.  Events of Default............................... 36
   Section 8.2.  Non-Bankruptcy Defaults......................... 38
   Section 8.3.  Bankruptcy Defaults............................. 38
   Section 8.4.  Collateral for Undrawn Letters of Credit........ 39

Section 9.      MISCELANEOUS..................................... 39

   Section 9.1.  Non-Business Days............................... 39
   Section 9.2.  No Waiver, Cumulative Remedies.................. 39
   Section 9.3.  Amendments...................................... 40
   Section 9.4.  Costs and Expenses.............................. 40
   Section 9.5.  Documentary Taxes............................... 40
   Section 9.6.  Survival of Representations..................... 40
   Section 9.7.  Participations.................................. 40
   Section 9.8.  Notices......................................... 41
   Section 9.9.  Confidentiality................................. 41
   Section 9.10. Headings........................................ 42
   Section 9.11. Severability of Provisions...................... 42
   Section 9.12. Counterparts.................................... 42
   Section 9.13. Entire Understanding............................ 42
   Section 9.14. Binding Nature, Governing Law, Etc.............. 42
   Section 9.15. Submission to Jurisdiction; Waiver of Jury...... 42
                 Trial........................................... 43

   Signature ....................................................

Exhibit A - Revolving Credit Note
Exhibit B - Term Note
Exhibit C - Compliance Certificate
Exhibit D-1 - Opinion of Counsel
Exhibit D-2 - Opinion of Company Counsel/Merger
Schedule 5.2 - Subsidiaries
Schedule 7.12 - Existing Indebtedness

                               Credit Agreement


Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

     The undersigned, MAF Bancorp, Inc., a Delaware corporation (the "Company"), applies to you (the "Lender") for your commitment, subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to extend credit to the Company, all as more fully hereinafter set forth.


Section 1.   The Credits.


    Section 1.1. Revolving Credit. Subject to the terms and conditions hereof, the Lender agrees to extend a revolving credit (the "Revolving Credit") to the Company which may be availed of by the Company from time to time during the period from and including the date hereof to but not including the Revolving Credit Termination Date, at which time the commitment of the Lender to extend credit under the Revolving Credit shall expire. The Revolving Credit may be utilized by the Company in the form of Revolving Credit Loans and Letters of Credit, all as more fully hereinafter set forth, provided that the aggregate principal amount of Revolving Credit Loans and Letters of Credit outstanding at any one time shall not exceed the Revolving Credit Commitment. During the period from and including the date hereof to but not including the Revolving Credit Termination Date, the Company may use the Revolving Credit Commitment by borrowing, repaying and reborrowing Revolving Credit Loans in whole or in part and/or by having the Lender issue Letters of Credit, having such Letters of Credit expire or otherwise terminate without having been drawn upon or, if drawn upon, reimbursing the Lender for each such drawing, and having the Lender issue new Letters of Credit, all in accordance with the terms and conditions of this Agreement. For purposes of this Agreement, where a determination of the unused or available amount of the Revolving Credit Commitment is necessary, the Revolving Credit Loans and Letters of Credit shall be deemed to utilize the Revolving Credit Commitment in an amount equal to the outstanding principal amounts thereof.

    Section 1.2. Revolving Credit Loans. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Company in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans"). Each Revolving Credit Loan shall be in an amount of $500,000 or such greater amount which is an integral multiple of $100,000; provided, however, that a Revolving Credit Loan, or part thereof, which bears interest with reference to the Adjusted LIBOR shall be in such greater amount as is required by Section 2.2 hereof. All Revolving Credit Loans made by the Lender shall be made against and evidenced by a single Revolving Credit Note of the Company (the "Revolving Credit Note") payable to the order of the Lender in the amount of its Revolving Credit Commitment, with the Revolving Credit Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. The Revolving Credit Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature on the Revolving Credit Termination Date. Without regard to the principal amount of the Revolving Credit Note stated on its face, the actual principal amount at any time outstanding and owing by the Company on account thereof shall be the sum of all advances then or theretofore made thereon less all payments of principal actually received.

    Section 1.3.  Letters of Credit.

          (a) General Terms. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Company in the form of standby letters of credit issued by the Lender for the account of the Company or, at the Company's option, for the account of the Company and MAF Developments, jointly and severally (individually a "Letter of Credit" and collectively the "Letters of Credit"), provided that the aggregate amount of Letters of Credit issued and outstanding hereunder shall not at any time exceed $10,000,000. For purposes of this Agreement, a Letter of Credit shall be deemed outstanding as of any time in an amount equal to the maximum amount which could be drawn thereunder under any circumstances and over any period of time plus any unreimbursed drawings then outstanding with respect thereto. If and to the extent any Letter of Credit expires or otherwise terminates without having been drawn upon, the availability under the Revolving Credit Commitment shall to such extent be reinstated.

          (b) Term. Each Letter of Credit issued hereunder shall expire not later than 18 months from the date of issuance (or be cancelable not later than 18 months from the date of issuance and each renewal); provided, however, that for any Letter of Credit with an expiry date extending beyond the Revolving Credit Termination Date, the Company hereby agrees to (i) deposit cash with the Lender on or before the Revolving Credit Termination Date in an amount equal to the aggregate amount of such Letter of Credit or (ii) deposit with the Lender on or before the Revolving Credit Termination Date investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America in amounts and with such maturities as are acceptable to the Lender, in each case to be held by the Lender in the Account referred to in Section 8.4 hereof as collateral security for any and all Obligations pursuant to the terms of Section 8.4 hereof, provided that if the amount of any such Letter of Credit is thereafter reduced, and so long as no Default or Event of Default has occurred and is continuing, at the request of the Company, the Lender will immediately return any cash or investments in the Account, and any proceeds or earnings on such cash and investments, in excess of the remaining amount of such Letter of Credit.

          (c) General Characteristics. Each Letter of Credit issued hereunder shall be payable in U.S. Dollars, conform to the general requirements of the Lender for the issuance of standby letters of credit as to form and substance, and be a letter of credit which the Lender may lawfully issue.

          (d) Applications. At the time the Company requests each Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit in the case of a continuing application), the Company shall execute and deliver to the Lender an application for such Letter of Credit in the form then customarily prescribed by the Lender (individually an "Application" and collectively the "Applications"). Subject to the other provisions of this subsection, the obligation of the Company to reimburse the Lender for drawings under a Letter of Credit shall be governed by the Application for such Letter of Credit. Anything contained in the Applications to the contrary notwithstanding, (i) in the event the Lender is not reimbursed by the Company for the amount the Lender pays on any draft drawn under a Letter of Credit issued hereunder by 2:00 p.m. (Chicago time) on the date when such drawing is paid, the obligation of the Company to reimburse the Lender for the amount of such draft paid shall bear interest (which the Company hereby promises to pay on demand) from and after the date the draft is paid until payment in full thereof at a fluctuating rate per annum determined by adding 2% to the Domestic Rate as from time to time in effect (computed on the basis of a year of 360 days for the actual number of days elapsed), (ii) the Company shall pay fees in connection with each Letter of Credit as set forth in Section 3 hereof, (iii) except during the existence of a Default or an Event of Default, the Lender will not call for additional collateral security for the obligations of the Company under the Applications except as otherwise provided in Section 1.3(b) hereof, and (iv) except during the existence of a Default or an Event of Default, the Lender will not call for the funding of a Letter of Credit by the Company prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date) except as otherwise provided in Section 1.3(b) hereof.

          (e) Change in Laws. If the Lender shall determine that any change in any applicable law, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Lender (whether or not having the force of law), shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Letters of Credit, or the Lender's or the Company's liability with respect thereto; or

               (ii) impose on the Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, the Applications or the Letters of Credit;

and the Lender shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Lender of issuing or maintaining the Letters of Credit hereunder (without benefit of, or credit for, any prorations, exemptions, credits or other offsets available under any such laws, regulations, guidelines or interpretations thereof), then the Company shall pay on demand to the Lender from time to time as specified by the Lender such additional amounts as the Lender shall determine are sufficient to compensate and indemnify it for such increased cost. If the Lender makes such a claim for compensation, it shall provide the Company a certificate setting forth the computation of the increased cost as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined (absent manifest error).

    Section 1.4. Term Credit. Subject to the terms and conditions hereof, the Lender agrees to make a loan (the "Term Loan") to the Company in an amount up to the Lender's Term Loan Commitment. There shall be a single borrowing under the Term Loan Commitment which shall be made, if at all, on or before August 31, 1996, at which time the commitment of the Lender to make a Term Loan under the Term Loan Commitment shall expire. There shall be one borrowing under the Term Loan Commitment, and any portion of the Term Loan Commitment not requested by the Company on the occasion of such borrowing shall thereupon expire. The Term Loan made by the Lender to the Company shall be evidenced by a Term Note of the Company (the "Term Note") payable to the order of the Lender in the amount of its Term Loan Commitment, with the Term Note to be in the form (with appropriate insertions) attached hereto as Exhibit B. The Term Note shall be dated the date of issuance thereof and be expressed to bear interest as set forth in Section 2 hereof. The Company hereby promises to make principal payments on the Term Note in installments on the dates set forth in column A below each in an amount equal to the amount set forth in column B below opposite the relevant due date:

     If the original principal amount of the Term Loan is $30,000,000, or less, then principal payments on the Term Note shall be as follows:

                    A                              B
                                       Scheduled Principal Payment
               Payment Date                   on Term Note

               12/31/1997            $  500,000
               12/31/1998            $1,500,000
               12/31/1999            $2,600,000
               12/31/2000            $3,800,000
               12/31/2001            $6,000,000
               12/31/2002            $7,800,000
               12/31/2003            remaining principal balance of Term Loan

If the original principal amount of the Term Loan is more than $30,000,000, but less than or equal to $35,000,000, then principal payments on the Term Note shall be as follows:

                    A                              B
                                       Scheduled Principal Payment
               Payment Date                   on Term Note

               12/31/1997            $  500,000
               12/31/1998            $1,500,000
               12/31/1999            $3,100,000
               12/31/2000            $4,500,000
               12/31/2001            $7,000,000

               12/31/2002            $9,200,000
               12/31/2003            remaining principal balance of Term Loan

If the original principal amount of the Term Loan is more than $35,000,000, but less than or equal to $40,000,000, then principal payments on the Term Note shall be as follows:

                    A                              B
                                       Scheduled Principal Payment
               Payment Date                   on Term Note

               12/31/1997            $   500,000
               12/31/1998            $ 1,500,000
               12/31/1999            $ 3,500,000
               12/31/2000            $ 5,500,000
               12/31/2001            $ 8,000,000
               12/31/2002            $10,500,000
               12/31/2003            remaining principal balance of Term Loan

    Section 1.5. Manner and Disbursement of Loans. The Company shall give written or telephonic notice to the Lender (which notice shall be irrevocable once given) by no later than 11:00 a.m. (Chicago time) on the date the Company requests that any Loan be made to it under the Commitments. Each such notice shall specify the date of the Loan requested (which must be a Business Day), the type of Loan being requested, and the amount thereof. Each Loan shall initially constitute part of the applicable Domestic Rate Portion except to the extent the Company has otherwise timely elected that such Loan, or any part thereof, constitute part of a Fixed Rate Portion as provided in Section 2 hereof. The Company agrees that the Lender may rely upon any written or telephonic notice given by any person the Lender in good faith believes is an Authorized Representative without the necessity of independent investigation and, in the event any telephonic notice conflicts with any written confirmation, such telephonic notice shall govern if the Lender has acted in reliance thereon. Subject to the provisions of Section 6 hereof, the proceeds of each Loan shall be made available to the Company at the principal office of the Lender in Chicago, Illinois, in immediately available funds.

SECTION 2.  INTEREST AND CHANGE IN CIRCUMSTANCES.

    Section 2.1.  Interest Rate Options.

          (a) Portions. Subject to the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by the Notes (all of the indebtedness evidenced by Notes of the same type bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of the Company, bear interest with reference to the Domestic Rate ("Domestic Rate Portions") or with reference to the Adjusted LIBOR ("LIBOR Portions") or, with respect to indebtedness evidenced by the Term Note, with reference to the Treasury Rate ("Treasury Rate Portions"). Subject to the terms and conditions of this Section 2, the Domestic Rate Portion or LIBOR Portions of Notes of the same type may be converted from time to time from one basis to the other, and, with reference to the indebtedness evidenced by the Term Note, the Domestic Rate Portion and any LIBOR Portions thereof may be converted from time to time during the term of this Agreement into one or more Treasury Rate Portions. Once a Treasury Rate Portion is selected with respect to all or any part of the indebtedness evidenced by the Term Note, such Portion shall remain a Treasury Rate Portion hereunder until paid in full. All of the indebtedness evidenced by a Note which is not part of a LIBOR Portion or, with reference to the Term Note, a Treasury Rate Portion shall constitute a single Domestic Rate Portion applicable to such Note. All of the indebtedness evidenced by a Note which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion applicable to such Note. There shall not be more than five LIBOR Portions applicable to the Revolving Credit Note outstanding at any one time. There shall be not more than seven Fixed Rate Portions applicable to the Term Note outstanding at any one time, and there shall not be more than five Treasury Rate Portions applicable to the Term Note during the term of this Agreement. Anything contained herein to the contrary notwithstanding, the obligation of the Lender to create, continue or effect by conversion any Fixed Rate Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Company hereby promises to pay interest on each Portion at the rates and times specified in this Section 2.

          (b) Domestic Rate Portion. Each Domestic Rate Portion shall bear interest at the rate per annum determined equal to the Domestic Rate as in effect from time to time, provided that if a Domestic Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full of the amount then due at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto from time to time. Interest on each Domestic Rate Portion shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing September 30, 1996) and at maturity of the applicable Note, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate on the Domestic Rate Portions resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate.

          (c) LIBOR Portions. Each LIBOR Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding 1% to the Adjusted LIBOR for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full of the amount then due through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion and shall thereafter bear interest at the interest rate applicable to such Domestic Rate Portion.

Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. The Company shall notify the Lender on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Company shall notify the Lender of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Lender, such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion as of and on the last day of such Interest Period.

          (d) Treasury Rate Portion. Each Treasury Rate Portion of the Term Note shall bear interest at a fixed rate per annum determined by adding 1-1/4% to the Treasury Rate determined with respect to such Portion, provided that if any Treasury Rate Portion, or any part thereof, is not paid when due (whether by lapse of time, acceleration or otherwise), such Portion shall bear interest, whether before or after judgment, until payment in full of the amount then due at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto. Interest on each Treasury Rate Portion of the Term Note shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing on the first such date occurring after such Treasury Rate Portion is selected by the Company pursuant to Section 2.4 hereof) and at maturity of the Term Note, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand.

    Section 2.2. Minimum Fixed Rate Portions. Each LIBOR Portion applicable to the Revolving Credit Note shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $1,000,000, and each Fixed Rate Portion applicable to the Term Note shall be in an amount equal to $5,000,000 or such greater amount which is an integral multiple of $1,000,000.

    Section 2.3. Computation of Interest. All interest on the Notes shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

    Section 2.4.  Manner of Rate Selection.  The Company shall notify the
Lender by 11:00 a.m. (Chicago time) at least three Business Days prior to the date upon which the Company requests that (i) any LIBOR Portion be created or that any part of the applicable Domestic Rate Portion be converted into a LIBOR Portion and (ii) any Treasury Rate Portion be created or that any part of the Domestic Rate Portion or any part of a LIBOR Portion applicable to the Term Note be converted into a Treasury Rate Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor). If any request is made to convert a LIBOR Portion into another type of Portion available hereunder, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance and conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Lender is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Lender in good faith believes to be an Authorized Representative without the necessity of independent investigation, the Company hereby indemnifying the Lender from any liability or loss ensuing from so acting.

    Section 2.5. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time the Lender shall determine that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for the Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Company and the obligation of the Lender to create, continue or maintain any such LIBOR Portion under this Agreement shall terminate until it is no longer unlawful for the Lender to create, continue or maintain such LIBOR Portion. The Company, on demand, shall, if the continued maintenance of any such LIBOR Portion is unlawful, thereupon prepay the outstanding principal amount of the affected LIBOR Portion, together with all interest accrued thereon and all other amounts payable to the Lender with respect thereto under this Agreement; provided, however, that the Company may elect to convert the principal amount of the affected LIBOR Portion into another type of Portion available hereunder, subject to the terms and conditions of this Agreement.

    Section 2.6.  Unavailability of Deposits or Inability to Ascertain
Adjusted LIBOR. Notwithstanding any other provision of this Agreement or any Note, if prior to the commencement of any Interest Period, the Lender shall determine that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to the Lender in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then the Lender shall promptly give notice thereof to the Company and the obligation of the Lender to create, continue or effect by conversion any such LIBOR Portion in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the Company shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

    Section 2.7. Taxes and Increased Costs. With respect to any LIBOR Portion, if the Lender shall determine that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Lender or its lending branch or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law), shall:

            (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, the

     Lender which is not in any instance already accounted for in computing the interest rate applicable to such LIBOR Portion;

            (ii) subject the Lender, any LIBOR Portion or a Note to the extent it evidences any LIBOR Portion to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or a Note to the extent it evidences any LIBOR Portion, except such taxes as may be measured by the overall net income or gross receipts of the Lender or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which the Lender's principal executive office or its lending branch is located;

            (iii) change the basis of taxation of payments of principal and interest due from the Company to the Lender hereunder or under a Note to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of the Lender or its lending branches); or

            (iv) impose on the Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, any LIBOR Portion, or a Note to the extent it evidences any LIBOR Portion;

and the Lender shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by the Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Company shall pay on demand to the Lender from time to time as specified by the Lender the additional amounts as the Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If the Lender makes such a claim for compensation, it shall provide to the Company a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.

    Section 2.8. Funding Indemnity. In the event the Lender shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted to be acquired by the Lender to fund or maintain its part of any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to the Lender) as a result of:

            (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

            (ii) any failure by the Company to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

then, upon the demand of the Lender, the Company shall pay to the Lender such amount as will reimburse the Lender for such loss, cost or expense. If the Lender requests such reimbursement under this Section, it shall provide to the Company a certificate setting forth the computation of the loss, cost, or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined (absent manifest error).

    Section 2.9. Treasury Rate Portion Prepayment Fee. If the Company makes any prepayment of principal of any Treasury Rate Portion of the Term Note (after giving effect to any application direction given by the Company in accordance with Section 3.5 hereof) or is required to pay any Treasury Rate Portion of the Term Note prior to its stated maturity for any reason (including, without limitation, payments required after the occurrence of an Event of Default under Sections 8.2 and 8.3 hereof), the Company shall pay upon demand by the Lender the amount determined based on this
Section 2.9 in good faith by the Lender by which the Current Value (as hereinafter defined) of the interest which would have accrued on such Treasury Rate Portion, or portion thereof, to its next regularly scheduled payment date(s) (for purposes of this determination, each remaining principal payment of the Term Loan shall be deemed to consist of a ratable amount of each outstanding Portion of the Term Loan based upon the principal amounts thereof), exceeds the Current Value (as hereinafter defined) of the amount which the Lender could earn on an investment in the principal amount paid or prepaid to the Lender maturing on such date(s), and yielding interest at the Treasury Yield (as hereinafter defined). The Company hereby agrees that the amount recoverable under this
Section is a reasonable pre-estimate of loss and is not a penalty, and that such amount is payable as liquidated damages to the Lender for the loss it suffers as a result of the occurrence of any of the events specified hereunder. Payment of the amount specified hereunder is without prejudice to the payment of the principal of and accrued interest on such Treasury Rate Portion, as specified in
Section 2.1 hereof, together with all other amounts payable under this Agreement. For purposes hereof, the following terms shall have the following meanings:

     "Current Value" means, with respect to the interest payable on the relevant Treasury Rate Portion and the amount which the Lender could earn on the alternative investment referred to above, such amounts discounted on an annual basis to their current value (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed) from the date such amounts would have been paid to the date of determination at a discount rate equal to the Treasury Yield.

     "Treasury Yield" means the average of the yields to maturity, expressed on a bond equivalent basis, which two leading United States government securities dealers of recognized standing selected by the Lender reasonably estimate to be the highest yield the Lender could have obtained if it had purchased on the date of determination United States Treasury Bonds, Notes or Bills in an aggregate principal amount equal to the principal amount paid or prepaid to the Lender maturing on a date or dates reasonably close to the next regularly scheduled payment date(s) of the Term Note (determined as set forth above in the Section 2.9), and being traded in the secondary market in reasonable volume at a price reasonably close to par, all in accordance with United States domestic practice prevailing as of the date of determination.

If the Lender requests such indemnification under this Section, it shall provide to the Company a certificate setting forth the computation of the loss, cost or expense giving rise to the request for indemnification in reasonable detail and such certificate shall be conclusive if reasonably determined (absent manifest error).

    Section 2.10. Lending Branch. The Lender may, at its option, elect to make, fund or maintain the Loans hereunder at the branches or offices specified on the signature pages hereof or at such of its branches or offices as the Lender may from time to time elect.

    Section 2.11.  Discretion of Lender as to Manner of Funding.
Notwithstanding any provision of this Agreement to the contrary, the Lender shall be entitled to fund and maintain its funding of all or any part of the Notes in any manner it sees fit (provided the same is in accordance with this Agreement), it being understood, however, that for purposes of this Agreement all determinations hereunder with respect to LIBOR Portions (including, without limitation, determinations under Sections 2.6, 2.7 and 2.8 hereof) shall be made as if the Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the LIBOR for such Interest Period.

SECTION 3.  FEES, PREPAYMENTS, TERMINATIONS, AND APPLICATIONS.

    Section 3.1. Fees. (a) Commitment Fee. For the period from and including the date hereof to but not including the Revolving Credit Termination Date, the Company shall pay to the Lender a commitment fee at the rate of 1/4 of 1% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily unused portion of the Revolving Credit Commitment. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September, and December in each year (commencing September 30, 1996) and on the Revolving Credit Termination Date.

          (b) Letter of Credit Fees. On the date of issuance of each Letter of Credit, and as condition thereto, and annually thereafter, the Company shall pay to the Lender a letter of credit fee computed at the rate of 1% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the maximum amount of the related Letter of Credit which is scheduled to be outstanding during the immediately succeeding twelve (12) months. In addition to the letter of credit fee called for above, the Company further agrees to pay to the Lender such processing and transaction fees and charges as the Lender from time to time customarily imposes in connection with any amendment, cancellation, negotiation and/or payment of letters of credit and drafts drawn thereunder.

          (c) Arrangement Fee. On the date hereof, the Company shall pay to the Lender a fee as mutually agreed upon by the Company and the Lender.

    Section 3.2. Voluntary Prepayments. The Company shall have the privilege of prepaying the Revolving Credit Loans and the Term Loan in whole or in part (but if in part, then (i) if such Loans constitute part of a Domestic Rate Portion, in an amount not less than $100,000, (ii) if such Loan constitutes part of a LIBOR Portion, in an amount not less than $1,000,000, (iii) if, in the case of the Term Loan, such Loan constitutes part of the Treasury Rate Portion, in an amount not less than $1,000,000, and (iv) in each case, in an amount such that the minimum amount required for a borrowing of Revolving Credit Loans, for a LIBOR Portion of the relevant Loans, or for a Treasury Rate Portion of the Term Loan pursuant to Sections 1.2, 2.2 and 2.4 hereof remains outstanding) at any time upon 1 Business Day prior notice to the Lender (such notice if received subsequent to 2:00 p.m. (Chicago time) on a given day to be treated as though received at the opening of business on the next Business Day), by paying to the Lender the principal amount to be prepaid and (i) if such a prepayment prepays the Term
Note in whole or in part, accrued interest thereon to the date of prepayment,
(ii) if such a prepayment prepays the Revolving Credit Note in full and is accompanied by the termination in whole of the Revolving Credit Commitment, accrued interest thereon to the date of prepayment, and (iii) any amounts due to the Lender under Sections 2.8 or 2.9 hereof.

    Section 3.3. Mandatory Termination. After the occurrence of a Change of Control, the Lender may, by written notice to the Company at any time on or before the date occurring 120 days after the date the Company notifies the Lender of such Change of Control, terminate the remaining Commitments and all other obligations of the Lender hereunder on the date stated in such notice (which shall in no event be sooner than 120 days after the occurrence of such Change of Control). On the date the Commitments are so terminated, all outstanding Obligations (including, without limitation, all principal of and accrued interest on the Notes) shall forthwith be due and payable without further demand, presentment, protest, or notice of any kind and the Company shall immediately pay to the Lender the full amount then available for drawing under each Letter of Credit, such amount to be held in the Account referred to in Section 8.4 hereof (the Company agreeing to immediately make such payment on the date the Commitments are so terminated and acknowledging and agreeing that the Lender would not have an adequate remedy at law for the failure by the Company to honor any such demand and that the Lender shall have the right to require the Company to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit).

    Section 3.4. Voluntary Terminations. The Company shall have the right at any time and from time to time, upon 1 Business Day prior notice to the Lender, to terminate without premium or penalty and in whole or in part (but if in part, then in an aggregate amount not less than $1,000,000 or such greater amount which is an integral multiple of $1,000,000) the Revolving Credit Commitment, provided that the Revolving Credit Commitment may not be reduced to an amount less than the aggregate principal amount of the Revolving Credit Loans and Letters of Credit then outstanding. Any termination of the Revolving Credit Commitment pursuant to this Section may not be reinstated.

    Section 3.5. Place and Application of Payments. All payments of principal, interest, fees and all other Obligations payable hereunder and under the other Loan Documents shall be made to the Lender at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Lender may specify) on the date any such payment is due and payable. Payments received by the Lender after 2:00 p.m. (Chicago time) shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions and conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of the Lender). No amount paid or prepaid on the Term Note may be reborrowed, and partial prepayments of the Term Note shall be applied in the order of their scheduled maturities. Prior to the occurrence of a Default or an Event of Default, the Company may direct the application of all payments and prepayments of the Term Note to the relevant Portions then outstanding. After the occurrence of a Default or an Event of Default, unless the Company and the Lender agree otherwise, all payments and prepayments of the Term Note shall be applied ratably to the outstanding Portions thereof based on the principal amount of each such Portion at the time of payment. Unless the Company otherwise directs, principal payments of the Revolving Credit Notes shall be first applied to the applicable Domestic Rate Portion until payment in full thereof, with any balance applied to the relevant LIBOR Portions in the order in which their Interest Periods expire.

    Section 3.6. Notations. Each Loan made against a Note, the status of all amounts evidenced by a Note as constituting part of the Domestic Rate Portion or a Fixed Rate Portion, and, in the case of any Fixed Rate Portion, the rates of interest and Interest Periods applicable to such Portions shall be recorded by the Lender on its books and records or, at its option in any instance, endorsed on a schedule to its Note and the unpaid principal balance and status, rates and Interest Periods so recorded or endorsed by the Lender shall, absent manifest error, be prima facie evidence in any court or other proceeding brought to enforce such Note of the principal amount remaining unpaid thereon, the status of the Loan or Loans evidenced thereby and the interest rates and Interest Periods applicable thereto; provided that the failure of the Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay the principal amount of each Note together with accrued interest thereon. Prior to any negotiation of a Note, the Lender shall record on a schedule thereto the status of all amounts evidenced thereby as constituting part of the applicable Domestic Rate Portion or a Fixed Rate Portion and, in the case of any Fixed Rate Portion, the rates of interest and the Interest Periods applicable thereto.

SECTION 4.  DEFINITIONS; INTERPRETATION.

    Section 4.1. Definitions. The following terms when used herein shall have the following meanings:

     "Adjusted LIBOR" means a rate per annum determined by the Lender in accordance with the following formula:

              Adjusted LIBOR  =          LIBOR
                                -------------------------
                                 100%-Reserve Percentage

"Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation
D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under RegulationED. "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Lender at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Lender for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding during such Interest Period. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the date 2 Business Days before the commencement of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of LIBOR made by the Lender shall be conclusive and binding on the Company absent manifest error.

     "Adjusted Net Income" means, with reference to any period, Net Income, before extraordinary items (including, without limitation, for purposes of this definition charges relating to SAIF recapitalization and the recapture of tax bad debt reserves), of the Company and its Subsidiaries for such period computed on a consolidated basis.

     "Adjusted Net Worth" means, at any time the same is to be determined, Net Worth of the Company and its Subsidiaries determined on a consolidated basis minus the sum of (i) investments in, and loans and advances to, MAF Developments and (ii) goodwill associated with Mid America.

     "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

     "Agreement" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

     "Application" is defined in Section 1.3 hereof.

     "Authorized Representative" means those persons shown on the list of officers provided by the Company pursuant to Section 6.2(a) hereof or on any update of any such list provided by the Company to the Lender, or any further or different officer of the Company so named by any Authorized Representative of the Company in a written notice to the Lender.

     "Banking Subsidiary" means any Subsidiary of the Company which is a bank or thrift organized under the laws of the United States of America or any state thereof.

     "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which banks are also dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

     "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

     "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

     "Change of Control" means, during the 12-month period occurring after the date of this Agreement and each 12-month period occurring thereafter, individuals who at the beginning of such period were directors of the Company shall cease for any reason to constitute a majority of the board of directors of the Company; provided that the two members of the board of directors of the Company appointed in connection with the N.S. Acquisition at or about the initial funding of Loans hereunder shall, for purposes hereof, be deemed to have been members of the Company's board of directors on the date of this Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

     "Commitments" means and includes the Revolving Credit Commitment and the Term Loan Commitment.

     "Company" is defined in the introductory paragraph hereof.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

     "Domestic Rate" means, for any day, the rate of interest announced by the Lender from time to time as its prime commercial rate, as in effect on such day (it being understood and agreed that such rate may not be the Lender's best or lowest rate).

     "Domestic Rate Portions" is defined in Section 2.1(a) hereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

     "Event of Default" means any event or condition identified as such in
Section 8.1 hereof.

     "Fixed Rate Portions" means and includes the LIBOR Portions and the Treasury Rate Portions.

     "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Company and its

Subsidiaries on a basis consistent with the preparation of the Company's most recent financial statements furnished to the Lender pursuant to Section 5.5 hereof.

     "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person,
(v) all Contingent Obligations of such Person, (vi) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money, and (vii) Permitted Banking Subsidiary Indebtedness of such Person.

     "Interest Period" means, with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending 1, 2 or 3 months thereafter as selected by the Company in its notice as provided herein; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) no Interest Period may extend beyond the final maturity date of the relevant Note;

               (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

               (iv) no Interest Period may be selected if after giving effect thereto the Company will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

         For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

         "Lender" is defined in the introductory paragraph hereof.

         "Letter of Credit" is defined in Section 1.3 hereof.

         "LIBOR Portions"  is defined in Section 2.1(a) hereof.

     "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

     "Loan Documents" means this Agreement, the Notes, the Applications, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

     "Loans" means and includes Revolving Credit Loans and the Term Loan.

     "MAF Developments" means MAF Developments, Inc., an Illinois corporation, and its successors and assigns.

     "Merger" means, collectively, the merger of N.S. with and into the Company, with the Company surviving the merger, and the merger of Northwestern Savings Bank with and into Mid America, with Mid America surviving the merger.

     "Merger Documents" means the Amended and Restated Agreement and Plan of Reorganization, dated as of November 29, 1995, between the Company and N.S., and all other instruments and documents executed and delivered in connection therewith and the consummation of the Merger described therein.

     "Mid America" means Mid America Federal Savings Bank, a federally chartered savings bank.

     "N.S." means N.S. Bancorp, Inc., a Delaware corporation.

     "N.S. Bancorp Acquisition" means the acquisition by the Company of N.S. and its subsidiaries pursuant to the Merger Documents.

     "Net Income" means, with reference to a Person for any period, the net income (or net loss) of such Person for such period, computed in accordance with GAAP.

     "Net Worth" means, with reference to any Person at any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding any minority interests in subsidiaries) which would appear on the balance sheet of such Person determined in accordance with GAAP or, when such term is used with respect to the Tangible Capital Ratio of a Banking Subsidiary, regulatory accounting principles of the applicable bank or thrift regulatory authority.

     "Non-Performing Assets" means with reference to any Person, as of any time the same is to be determined, the sum of all non-performing assets of such Person as determined in accordance with regulatory accounting principles applicable to such Person, but in any event including, without limitation, (i) loans or other extensions of credit on which any payment (whether principal or interest or otherwise) is not made within 90 days of its original due date, (ii) loans which have been placed on a non-accrual basis, (iii) loans restructured so as to not bear interest at a then market rate or so that other terms thereof have been compromised, and (iv) property acquired by repossession or foreclosure and, without duplication, property acquired pursuant to in-substance foreclosure.

     "Notes" means and includes the Revolving Credit Note and the Term Note.

     "Obligations" means all obligations of the Company to pay principal and interest on the Loans, all reimbursement obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Company arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

     "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

     "Permitted Banking Subsidiary Indebtedness" means obligations incurred by any Banking Subsidiary in the ordinary course of business in such circumstances as may be incidental or usual in carrying on the banking or trust business of a bank, thrift or trust company incurred in accordance with applicable laws and regulations and safe and sound banking practices.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

     "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

     "Portion" is defined in Section 2.1(a) hereof.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Revolving Credit" is defined in Section 1.1 hereof.

     "Revolving Credit Commitment" means $10,000,000, as such amount may be reduced pursuant hereto.

     "Revolving Credit Loan" is defined in Section 1.2 hereof.

     "Revolving Credit Note" is defined in Section 1.2 hereof.

     "Revolving Credit Termination Date" means January 25, 1997, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to
Section 3.3, 3.4, 8.2 or 8.3 hereof.

     "Subordinated Debt" means indebtedness for borrowed money of the Company owing pursuant to the terms of that certain Indenture dated as of September 27, 1995, between the Company and Harris Trust and Savings Bank, as trustee, and any other indebtedness for borrowed money of the Company owing to any other Person or group of Persons on substantially the same terms and conditions or on such other terms and conditions which are reasonably acceptable to the Lender, which is subordinated (subject to applicable standstill provisions) in right of payment to the prior payment in full of the Obligations.

     "Subsidiary" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Company, by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries.

     "Tangible Capital" means, at any time the same is to be determined, for any Banking Subsidiary, Net Worth of such Banking Subsidiary minus intangible assets of such Banking Subsidiary (excluding, however, from the determination of intangible assets investments of such Banking Subsidiary in any of its real estate subsidiaries to the extent characterized as an intangible asset).

     "Tangible Capital Ratio" means, at any time the same is to be determined, for any Banking Subsidiary, the ratio of (i) Tangible Capital of such Banking Subsidiary to (ii) total assets minus intangible assets of such Banking Subsidiary, all as defined and determined, except as otherwise provided herein, from time to time by applicable bank or thrift regulatory authorities.

     "Term Loan" is defined in Section 1.4 hereof.

     "Term Loan Commitment" means $40,000,000.

     "Term Note" is defined in Section 1.4 hereof.

     "Treasury Rate" means a rate per annum determined by the Lender on the date on which the Term Loan, or any part thereof, is to be created as, or converted into, a Treasury Rate Portion to be the average of the yields to maturity, expressed on a bond equivalent basis, which two leading United States government securities dealers of recognized standing selected by the Lender reasonably estimate to be the highest yield the Lender could have obtained if it had purchased on such day United States Treasury Bonds, Notes or Bills with a maturity nearest to December 31, 2003, or seven years after the making thereof, whichever is less, and in an amount comparable to the Treasury Rate Portion selected by the Company to be outstanding and being traded in the secondary market in reasonable volume at a price reasonably close to par, all in accordance with United States domestic practice prevailing as of such date. The determination of the Treasury Rate by the Lender in accordance with this paragraph shall be conclusive and binding on the Company except in the case of manifest error.

     "Treasury Rate Portions" is defined in Section 2.1(a) hereof.

     "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

     "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

     "Wholly-Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more Wholly-Owned Subsidiaries within the meaning of this definition.

    Section 4.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

     At the time the Company requests the initial extension of credit under this Agreement and at all times thereafter in accordance with Section 6.1 hereof, the Company represents and warrants to the Lender as follows:

    Section 5.1. Organization and Qualification. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to so qualify will not have a material adverse effect on the financial condition, Properties, business or operations of the Company. Without limiting the generality of the foregoing, the Company is a savings and loan holding company and, as such, the Company has received all necessary approvals from, and has filed all necessary reports with, all applicable federal and state regulatory authorities.

    Section 5.2. Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, except where the failure to so qualify will not have a material adverse effect on the financial condition, Properties, business or operations of such Subsidiary. Schedule 5.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding, in each case after giving effect to the Merger. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on
Schedule 5.2 as owned by the Company or a Subsidiary are or will be owned immediately after giving effect to the Merger, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary, except as disclosed on Schedule 5.2 hereof.

    Section 5.3.  Corporate Authority and Validity of Obligations.  The
Company has full right and authority to enter into this Agreement and the other Loan Documents, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its obligations hereunder and under the other Loan Documents. The Loan Documents delivered by the Company have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Company of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Company or any provision of the charter, articles of incorporation or by-laws of the Company or any covenant, indenture or agreement of or affecting the Company or any of its Properties, or result in the creation or imposition of any Lien on any Property of the Company.

    Section 5.4. Use of Proceeds; Margin Stock. The Company shall use the proceeds of (i) the Revolving Credit Loans and Letters of Credit made available hereunder for general working capital purposes and (ii) the Term Loan to finance the N.S. Bancorp Acquisition. No part of the proceeds of any Revolving Credit Loan or Letter of Credit made hereunder will be used to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), or to extend credit to others for the purpose of purchasing or carrying any such margin stock. No part of the proceeds of the Term Loan will be used to purchase or carry any margin stock (as defined above), or to extend credit to others for the purpose of purchasing or carrying any such margin stock, in violation of such Regulation U. After giving effect to the Merger, margin stock (as defined above) constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

    Section 5.5. Financial Reports. (a) The consolidated balance sheet of the Company and its Subsidiaries as of June 30, 1995, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of KPMG Peat Marwick, independent public accountants, and the unaudited interim consolidated balance sheet of the Company and its Subsidiaries as of March 31, 1996, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the nine (9) months then ended, heretofore furnished to the Lender, fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis, subject to year-end audit adjustments in the case of such interim financial statements.

          (b) To the best of the Company's knowledge, the financial statements of N.S. and its subsidiaries referred to in the Joint

Proxy Statement of the Company and N.S. and Prospectus of the Company dated April 25, 1996, fairly present the consolidated financial condition of N.S. and its subsidiaries and the consolidated results of their operations and cash flows as of the dates of such statements in conformity with generally accepted accounting principles applied on a consistent basis, subject to year-end audit adjustments in the case of interim financial statements.

          (c) Neither the Company nor any Subsidiary has contingent liabilities which are material to the Company and its Subsidiaries on a consolidated basis other than as indicated on the financial statements referred to in clause (a) above and, to the best of the Company's knowledge, neither N.S. nor any of its subsidiaries has contingent liabilities which are material to N.S. and its subsidiaries on a consolidated basis other than as indicated on the financial statements referred to in clause (b) above or, in all cases, with respect to future periods, on the financial statements furnished pursuant to Section 7.5 hereof.

    Section 5.6. No Material Adverse Change. Since March 31, 1996, there has been no material adverse change in the condition (financial or otherwise) or business prospects of the Company and its Subsidiaries taken as a whole and, to the best of the Company's knowledge, there has been no material adverse change in the condition (financial or otherwise) or business prospects of N.S. and its subsidiaries taken as a whole.

    Section 5.7. Full Disclosure. The statements and information furnished to the Lender in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lender to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Lender acknowledging that as to any projections furnished to the Lender, the Company only represents that the same were prepared on the basis of information and estimates the Company believed to be reasonable.

    Section 5.8. Good Title. The Company and its Subsidiaries each have good and defensible title to their assets as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries furnished to the Lender (except for assets and Properties disposed of in the ordinary course of business and assets subject to Liens which, individually and in the aggregate, do not have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary) and, in the case of assets consisting of stock or other equity interests in Subsidiaries, subject to no Liens.

    Section 5.9. Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Company threatened, against the Company or any Subsidiary which if adversely determined would (a) impair the validity or enforceability of, or impair the ability of the Company to perform its obligations under, this Agreement or any other Loan Document or (b) result in any material adverse change in the financial condition, Properties, business or operations of the Company or any Subsidiary.

    Section 5.10. Taxes. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid, except for taxes, assessments, fees and other governmental charges being contested in good faith and for which adequate reserves therefor have been established on the books of the Company or any Subsidiary, as applicable. The Company does not know of any proposed additional tax assessment against it or its Subsidiaries under applicable tax laws in effect at the time this representation is made or deemed made for which adequate provision in accordance with GAAP has not been made on its accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Company and each Subsidiary have been made for all open years, and for its current fiscal period.

    Section 5.11. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Company or any other Person, is or will be necessary to the valid execution, delivery or performance by the Company of this Agreement or any other Loan Document, except for such consents and approvals which have been or will be obtained prior to the initial extension of credit made under this Agreement.

    Section 5.12. Affiliate Transactions. Neither the Company nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

    Section 5.13.  Investment Company; Public Utility Holding Company.
Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    Section 5.14. ERISA. To the best of the Company's knowledge, the Company and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Company nor any Subsidiary has any material contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

    Section 5.15. Compliance with Laws. To the best of the Company's knowledge, the Company and each of its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary. Neither the Company (or any of its directors or officers) nor any Banking Subsidiary (or any of its directors or officers) is a party to, or subject to, any agreement with, or directive or order issued by, any federal or state bank or thrift regulatory authority which imposes restrictions or requirements on it which are not generally applicable to banks or thrifts, or their holding companies (other than the effect of the Federal Deposit Insurance Corporation's "needs to improve" rating given to Northwestern Savings Bank in effect prior to the Merger); and no action or administrative proceeding is pending or, to the Company's knowledge, threatened against the Company or any Banking Subsidiary or any of their directors or officers which seeks to impose any such restriction or requirement. Neither the Company nor any Subsidiary has received written notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary.

    Section 5.16.  Other Agreements.  Neither the Company nor any
Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Company, any Subsidiary or any of their Properties, which default if uncured would have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary.

    Section 5.17. Merger. The Company and Mid America each have full right and authority to enter into the Merger Documents executed by it and, prior to the Company's request for the initial extension of credit to be made under this Agreement and at all times thereafter, to perform its obligations under, and consummate the transactions described in, the Merger Documents executed by it. The Merger Documents have been duly authorized, executed, and delivered by the Company and Mid America and constitute valid and binding obligations of the Company and Mid America enforceable against them in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and the Merger Documents do not, nor will the performance or observance by the Company or Mid America of any of the matters or things therein provided for, after giving effect to the required consents and approvals referred to in Section 5.11 hereof, contravene or constitute default under any provision of law or any judgment, injunction, order or decree binding upon the Company or Mid America or any provision of the charter, articles of incorporation, or by-laws of the Company or Mid America or any covenant, indenture, or agreement of or affecting the Company or Mid America or any of their Properties, or result in the creation or imposition of any Lien on any Property of the Company or Mid America. Prior to or concurrently with the Company requesting the initial extension of credit under this Agreement, all conditions to the Merger shall have been satisfied (including, without limitation, all necessary shareholder and governmental consents), all filings and other matters necessary to make the Merger effective shall have been done and performed, and the Merger shall have become effective in accordance with the terms of the Merger Documents.

 Section 5.18. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 6.  CONDITIONS PRECEDENT.

     The obligation of the Lender to make any Loan or to issue any Letter of Credit under this Agreement is subject to the following conditions precedent:

    Section 6.1. All Advances. As of the time of the making of each extension of credit (including the initial extension of credit) hereunder:

            (a) each of the representations and warranties set forth in
     Section 5 hereof and in the other Loan Documents shall be true and correct in all material respects as of such time, except to the extent the same expressly relate to an earlier date;

            (b) no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such extension of credit;

            (c) after giving effect to such extension of credit the aggregate principal amount of all Revolving Credit Loans and Letters of Credit outstanding under this Agreement shall not exceed the Revolving Credit Commitment then in effect;

            (d) in the case of the issuance of any Letter of Credit, the Lender shall have received a properly completed Application therefor together with the fees called for hereby; and

            (e) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

The Company's request for any Loan or Letter of Credit shall constitute its warranty as to the facts specified in subsections (a) through (d), both inclusive, above.

    Section 6.2. Initial Advance. At or prior to the making of the initial extension of credit hereunder, the following conditions precedent shall also have been satisfied:

            (a) the Lender shall have received the following (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Lender:

                (i)   the Notes;

                (ii) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents to the extent the Lender or its counsel may reasonably request;

                (iii) an incumbency certificate containing the name, title and genuine signatures of each of the Company's Authorized Representatives; and

                (iv)  an arrangement fee letter.

            (b) the Lender shall have received for itself the initial fees called for hereby;

            (c) the Lender shall have received the favorable written opinion of counsel for the Company in substantially the form attached hereto as Exhibit D-1 (which opinion letter shall be addressed to the Lender);

            (d) the Lender shall have received the favorable written opinion of counsel for the Company in substantially the form attached hereto as Exhibit D-2 (which opinion letter shall either be addressed to the Lender or which, by its terms, expressly states the Lender is entitled to rely on the opinion letter in extending credit to the Company);

            (e) the Lender shall have been furnished copies, certified as being true and correct by the Secretary or other officer of the Company acceptable to the Lender, of (i) the Joint Proxy and Prospectus stated April 25, 1996, and all amendments and supplements thereto, (ii) the Amended and Restated Agreement and Plan of Reorganization between the Company and N.S., and all amendments and supplements thereto, (iii) the file-stamped copy of the Certificate of Merger filed with and approved by the Delaware Secretary of State as to the merger of N.S. with and into the Company, (iv) the notice letter to NASDAQ effectuating the delisting of N.S. common stock, (v) approval letters as to the Merger from the Office of Thrift Supervision and Illinois Commissioner of Savings and Residential Finance, (vi) waiver letter from the Federal Reserve Board, (vii) a no action letter from the Federal Deposit Insurance Corporation as to the Merger, (viii) evidence of shareholder approval of the Merger from the shareholders of the Company and of N.S., (ix) the file-stamped copy of the Certificate of Merger filed with and approved by the Illinois Commissioner of Savings and Residential Finance as to the merger of Northwestern Savings Bank with and into Mid America, (x) certified copies of the Resolutions adopted by the Board of Directors of the Company and of N.S. authorizing the execution, delivery, and performance of the Merger Documents and the consummation of the transaction contemplated thereby, and (xi) the opinion letter delivered by counsel to N.S. to the Company with respect to the Merger;

            (f) the Lender shall have received a good standing certificate for the Company (dated as of the date no earlier than 30 days prior to the date hereof) from the office of the secretary of state of the state of its incorporation and each state in which it is qualified to do business as a foreign corporation, and a certificate from the Office of Thrift Supervision as to the registration of the Company as a savings and loan holding company;

            (g) the Lender shall have been furnished a statement by the Company as to the sources and uses of cash required to finance the Merger;

            (h) by signing in the space provided for that purpose below, the parties agree that the $15,000,000 revolving line of credit established under that certain Credit Agreement dated as of January 26, 1995, between the Company and the

     Bank, the loans outstanding under which are evidenced by that certain promissory note of the Company dated January 26, 1995, payable to the order of the Bank in the principal amount of $15,000,000 (the "Prior Note"), will be, effective upon the making of the initial extension of credit hereunder, terminated and no further borrowings may be made thereunder, and any loans outstanding and evidenced by the Prior Note shall be repaid in full on the date thereof; and

            (i) the Company shall have, as of the date of the initial extension of credit under this Agreement, Net Worth of the Company and its Subsidiaries determined on a consolidated basis in an amount not less than the difference between (x) $220,000,000 minus (y) the difference between $40,000,000 minus the original Term Loan amount.

SECTION 7.     COVENANTS.

     The Company agrees that, at the time the initial extension of credit is made to the Company under this Agreement and thereafter so long as any credit is available to or in use by the Company hereunder, except to the extent compliance in any case or cases is waived in writing by the Lender:

    Section 7.1. Maintenance of Business. The Company shall, and shall cause each Subsidiary to, preserve and maintain its existence; provided, however, that nothing in this Section shall prevent the Company from dissolving any Subsidiary (other than a Banking Subsidiary or MAF Developments) if such action is, in the judgment of the Company, desirable in the conduct of its business and is not disadvantageous in any material respect to the Lender. The Company shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits and franchises necessary to the proper conduct of its business; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary (other than a Banking Subsidiary or MAF Developments) from permitting any license, permit or franchise to lapse if such action is, in the judgment of the Company, desirable in the conduct of its business and is not disadvantageous in any material respect to the Lender.

    Section 7.2. Maintenance of Properties. The Company shall maintain, preserve and keep its property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be preserved and maintained in all material respects, and shall cause each Subsidiary to do so in respect of Property owned or used by it; provided, however, that nothing in this Section shall prevent (a) the Company or any Subsidiary (other than a Banking Subsidiary or MAF Developments) from discontinuing the operation and maintenance of any of its properties if such discontinuation is, in the judgment of the Company, desirable in the conduct of its business and is not disadvantageous in any material respect to the Lender or
(b) any Banking Subsidiary from closing or selling a branch office if such closing or sale is, in the judgment of the Company, desirable in the conduct of its business and is not disadvantageous in any material respect to the Lender.

    Section 7.3. Taxes and Assessments. The Company shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

    Section 7.4. Insurance. The Company shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Company shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses.
The Company shall upon request furnish to the Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

    Section 7.5. Financial Reports. The Company shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Lender and its duly authorized representatives, subject to Section 9.9 hereof, such information respecting the business and financial condition of the Company and its Subsidiaries (including non-financial information and examination reports and supervisory letters to the extent permitted by applicable regulatory authorities) as the Lender may reasonably request; and without any request, shall furnish to the Lender:

            (a) as soon as available, and in any event within 50 days after the close of each fiscal quarter of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the last day of such period and the consolidated statements of income of the Company and its Subsidiaries for the quarter and for the fiscal year-to-date period then ended and the consolidated statements of stockholders' equity and cash flows for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP (subject to year-end audit adjustments and the absence of footnote disclosures) and certified to by the President or chief financial officer of the Company;

            (b) as soon as available, and in any event within 120 days after the close of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal year and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such fiscal year, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of KPMG Peat Marwick or another firm of independent public accountants of recognized national standing selected by the Company, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

            (c) as soon as available, and in any event within 50 days after the close of each fiscal quarter of each Banking Subsidiary, all call reports and other financial statements required to be delivered by such Banking Subsidiary to any governmental authority or authorities having jurisdiction over such Banking Subsidiary and all schedules thereto;

            (d) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Company's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

            (e) promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished;

            (f) promptly upon the filing thereof, copies of all registration statements, Form 10-K, Form 10-Q and Form 8-K reports and proxy statements which the Company or any of its Subsidiaries file with the Securities and Exchange Commission;

            (g) promptly upon the receipt or execution thereof, (i) notice by the Company or any Banking Subsidiary that (1) it has received a request or directive from any federal or state regulatory agency which requires it to submit a capital maintenance or restoration plan or restricts the payment of dividends by any Banking Subsidiary to the Company or (2) it has submitted a capital maintenance or restoration plan to any federal or state regulatory agency or has entered into a memorandum or agreement with any such agency, including, without limitation, any agreement which restricts the payment of dividends by any Banking Subsidiary to the Company or otherwise imposes restrictions or requirements on it which are not generally applicable to banks or thrifts or their holding companies, and
     (ii) copies of any such plan, memorandum, or agreement, unless

Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same. Such certificate shall also set forth the calculations supporting such statements with respect to Sections 7.7, 7.9, 7.10, and 7.11 of this Agreement.

          Section 7.6. Inspection. Subject to Section 9.9 hereof, the Company shall, and shall cause each Subsidiary to, permit the Lender and its duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Company hereby authorizes such accountants to discuss with the Lender the finances and affairs of the Company and of each Subsidiary) at such reasonable times and reasonable intervals as the Lender may designate; provided, however, that neither the Company nor any Subsidiary shall be required to make available to the Lender any customer lists or other proprietary information unless such information is required by the Lender to determine the financial condition of the Company or any Subsidiary or to determine the ability of the Company to meet its obligations hereunder.

          Section 7.7. Non-Performing Assets. The Company shall, as of the last day of each fiscal quarter, maintain on a consolidated basis with its Subsidiaries, and shall cause each Banking Subsidiary to maintain as of such day on a consolidated basis with its subsidiaries, a ratio (a) of Non-Performing Assets of the Company or such Banking Subsidiary on a consolidated basis, as the case may be, to (b) the sum of (i) stockholders' equity for the Company or core capital for such Banking Subsidiary, as the case may be, plus (ii) loan loss reserves established by the Company or such Banking Subsidiary, as the case may be, on a consolidated basis in accordance with regulatory accounting principles applicable to the Company or such Banking Subsidiary, of not more than .25 to 1.0.

          Section 7.8. Regulatory Capital Requirements. (a) Each Banking Subsidiary shall at all times be at least "well capitalized" as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991 and any regulations to be issued thereunder, as such statute or regulations may each be amended or supplemented from time to time.

          (b) The requirements described in subsection (a) above shall be computed and determined in accordance with the rules and regulations as in effect from time to time established by the rules and regulations as in effect from time to time established by the appropriate governmental authority having jurisdiction over the Company or such Banking Subsidiary. In addition to the provisions set forth above, the Company shall, and shall cause each Banking Subsidiary to, comply with any and all capital guidelines and requirements as in effect from time to time established by the relevant governmental authority or authorities having jurisdiction over the Company or any Banking Subsidiary.

          Section 7.9. Tangible Capital Ratio. If, as of the last day of any fiscal quarter of Mid America, the Tangible Capital Ratio of Mid America is less than .07 to 1.0, then in that event the Company agrees to cause Tangible Capital of Mid America to be increased over the immediately succeeding 12-month period by an amount not less than 25% of Net Income of Mid America accrued over the same period unless and until the Tangible Capital Ratio of Mid America increases to an amount equal to or greater than .07 to 1.0.

          Section 7.10. Adjusted Net Worth. The Company shall, as of the date hereof and as of the last day of each fiscal quarter of the Company, maintain Adjusted Net Worth of the Company and its Subsidiaries determined on a consolidated basis in an amount not less than $150,000,000.

          Section 7.11. Adjusted Net Income. As of the last day of each fiscal year of the Company (commencing with the fiscal year beginning July 1, 1996), the Company shall have Adjusted Net Income for the year then ended of not less than $15,000,000.

          Section 7.12. Indebtedness for Borrowed Money. The Company shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:

            (a) the Obligations of the Company owing to the Lender hereunder and under the other Loan Documents and any other indebtedness or obligations of the Company or any Subsidiary owing to the Lender;

            (b) Permitted Banking Subsidiary Indebtedness;

            (c) indebtedness of the Company or any Subsidiary owing to the Company or any Subsidiary;

            (d) Contingent Obligations incurred with respect to the endorsement of instruments for deposit or collection in the ordinary course of business;

            (e) Subordinated Debt of the Company in an aggregate principal amount not to exceed $27,600,000 at any one time outstanding;

            (f) obligations of the Company or MAF Developments arising under or in connection with letters of credit issued by the Company or MAF Developments relating to land development activities of the Company or MAF Developments in an aggregate amount not to exceed $10,000,000 at any one time outstanding;

            (g) currently outstanding indebtedness of the Company and of its Subsidiaries not otherwise permitted under this Section which is disclosed on Schedule 7.12(g) attached hereto; and

            (h) unsecured indebtedness of the Company or any Subsidiary not otherwise permitted under this Section in an aggregate amount not to exceed $5,000,000 at any one time outstanding, except that, in the event the Revolving Credit Commitment is terminated in whole either at the Revolving Credit Termination Date or otherwise (except by virtue of an Event of Default), the limitation on additional indebtedness imposed by this
     Section 7.12(h) shall be increased to $15,000,000 in the aggregate at any one time outstanding.

     Section 7.13. Liens. The Company shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any stock or other equity interest of any kind in any Subsidiary, whether now or hereafter owned, directly or indirectly, by the Company or any other Subsidiary.

     Section 7.14. Mergers and Consolidations. The Company shall not, nor shall it permit any Banking Subsidiary or MAF Developments to, be a party to any merger or consolidation in which the Company, the Banking Subsidiary or MAF Developments is not the surviving entity unless, at or prior to the consummation of any such event, the Obligations are paid in full and the Commitments are terminated in full.

     Section 7.15. Maintenance of Subsidiaries. The Company shall not assign, sell or transfer, or permit any Banking Subsidiary or MAF Developments to issue, assign, sell or transfer, any shares of capital stock of a Banking Subsidiary or MAF Developments unless, at or prior to the consummation of any such event, the Obligations are paid in full and the Commitments are terminated in full; provided that the foregoing shall not operate to prevent the issuance, sale and transfer to any person of any shares of capital stock of a Banking Subsidiary or MAF Developments solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Banking Subsidiary or MAF Developments.

     Section 7.16. Dividends and Certain Other Restricted Payments. The Company shall not during any fiscal year (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (collectively, "Restricted Payments"); provided, however, that the Company may make any such Restricted Payment so long as no Default or Event of Default then exists or would arise after giving effect thereto.

     Section 7.17. Subordinated Debt. The Company shall not amend or modify in any material respect any of the terms and conditions relating to any Subordinated Debt nor shall the Company make any voluntary prepayment thereof or effect any voluntary redemption thereof or make any payment on account of any Subordinated Debt which is prohibited under the terms of any instrument or agreement subordinating the same to the Obligations.

     Section 7.18. ERISA. The Company shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Company shall, and shall cause each Subsidiary to, promptly notify the Lender of (i) the occurrence of any material adverse reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

     Section 7.19. Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Company and its Subsidiaries taken as a whole or could result in a Lien upon any material portion of their Property.

     Section 7.20. Burdensome Contracts With Affiliates. The Company shall not, nor shall it permit any Subsidiary to, enter into any material contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

     Section 7.21. Change in the Nature of Business. The Company shall not, and shall not permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Company or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by the Company or such Subsidiary on the date of this Agreement (after giving effect to the consummation of the N.S. Bancorp Acquisition and the Merger).

     Section 7.22. Regulatory-Mandated Disposition of MAF Developments. In the event the Company is required by applicable bank or thrift regulatory authorities to dispose of MAF Developments, then in that event 40% of the net proceeds (i.e., gross proceeds net of out-of-pocket expenses incurred in effecting the sale or other disposition thereof, including reasonable legal fees) from such disposition shall be applied as and for a mandatory prepayment of the Obligations (which shall be applied first to the outstanding principal balance of the Term Note until payment in full thereof, thereafter to be applied as a mandatory prepayment of the Revolving Credit Note with the Revolving Credit Commitment being terminated by a like amount notwithstanding anything contained in Section 3.4 hereof to the contrary) unless the Company and the Lender agree otherwise. Any prepayment of the Term Note made pursuant to this Section shall not, however, be subject to the prepayment fee called for by Section 2.9 hereof. In the event the Company is so required to dispose of MAF Developments as a result of the events mentioned above, such disposition shall not constitute a breach of, or a default under, Sections 7.1, 7.2, 7.14, 7.15, 8.1(h), 8.1(j), or 8.1(k) of this
Agreement.

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES.

  Section 8.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

            (a) default in the payment when due of all or any part of the principal of any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any reimbursement obligation owing under any Application, or default for a period of 5 days in the payment when due of any interest on any Note or of any fee or other Obligation payable by the Company hereunder or under any other Loan Document; or

            (b) default in the observance or performance of any covenant set forth in Sections 7.5(i), 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14, or
     7.15 hereof; or

            (c) default in the observance or performance of any provision of
     Section 7.5 hereof (other than Section 7.5(i) referred to in Section 8.1(b) above) which is not remedied within 5 days after the occurrence thereof, or default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after written notice thereof is given to the Company by the Lender; or

            (d) any representation or warranty made by the Company herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

            (e) default shall occur under any Indebtedness for Borrowed Money aggregating more than $5,000,000 issued, assumed or guaranteed by the Company or any Subsidiary, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

            (f) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes, the aggregate amount of which (after reduction by the amount covered by insurance) exceeds $5,000,000, shall be entered or filed against the Company or any Subsidiary or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of 45 days; or

            (g) the Company or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 which it shall have become liable to pay to the PBGC or to a Plan under TitleEIV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $500,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Company or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

            (h) dissolution or termination of the existence of the Company or any Banking Subsidiary or MAF Developments.; or

            (i) any conservator or receiver shall be appointed for the Company or any Banking Subsidiary under applicable federal or state law applicable to banks, thrifts, or their holding companies, or any Banking Subsidiary shall suspend payment of any material portion of its obligations, or any Banking Subsidiary shall cease to be a federally insured depositary institution, or a cease and desist order shall be issued against the Company or any Banking Subsidiary pursuant to applicable federal or state law applicable to banks, thrifts, or their holding companies which has or is reasonably likely to have a material adverse effect on the condition (financial or otherwise), Properties or business prospects of such Persons, or the Company or any Banking Subsidiary shall enter into any commitment to maintain the capital of an insured depository institution in a required amount with any federal or state regulator or any such regulator shall require the Company or any Banking Subsidiary to submit a capital maintenance or restoration plan; or

            (j) the Company, any Banking Subsidiary, or MAF Developments shall
     (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due,
     (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(k) hereof; or

            (k) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company, any Banking Subsidiary, or MAF Developments or any substantial part of any of their Property, or a proceeding described in Section 8.1(j)(v) shall be instituted against the Company, any Banking Subsidiary, or MAF Developments, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

     Section 8.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsection (j) or (k) of Section 8.1 hereof has occurred and is continuing, the Lender may, by written notice to the Company, do all or any of the following: (a) terminate the remaining Commitments and all other obligations of the Lender hereunder on the date stated in such notice (which may be the date thereof); (b) declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Loan Documents without further demand, presentment, protest or notice of any kind; and (c) demand that the Company immediately pay to the Lender the full amount then available for drawing under each or any Letter of Credit, and the Company agrees to immediately make such payment and acknowledges and agrees that the Lender would not have an adequate remedy at law for failure by the Company to honor any such demand and that the Lender shall have the right to require the Company to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit.

     Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsection (j) or (k) of Section 8.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Loan Documents without presentment, demand, protest or notice of any kind, the obligation of the Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Company shall immediately pay to the Lender the full amount then available for drawing under all outstanding Letters of Credit, the Company acknowledging and agreeing that the Lender would not have an adequate remedy at law for failure by the Company to honor any such demand and that the Lender shall have the right to require the Company to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

     Section 8.4. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.3(b), 3.3, 8.2, or 8.3 hereof, the Company shall forthwith pay the amount required to be so prepaid, to be held by the Lender as provided in subsection (b) below.

          (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Lender in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Account") as security for, and for application by the Lender (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Lender, and to the payment, after the occurrence of any Event of Default, of the unpaid balance of any Loans and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Lender. If and when requested by the Company, the Lender shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one year or less, provided that the Lender is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Company to the Lender; provided, however, that if
(i) the Company shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit, Commitments, or other Obligations then due and owing remain outstanding hereunder, then the Lender shall release to the Company, at its request, any remaining amounts held in the Account.

SECTION 9.  MISCELLANEOUS.

          Section 9.1. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

          Section 9.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Lender or on the part of any holder of any of the Obligations in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Lender and any of the holders of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

          Section 9.3. Amendments. Any provision of this Agreement or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Lender.

          Section 9.4. Costs and Expenses. The Company agrees to pay on demand the costs and expenses of the Lender in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder or thereunder, and in connection with the transactions contemplated hereby or thereby, and in connection with any consents hereunder or waivers or amendments hereto or thereto, including the fees and expenses of Messrs. Chapman and Cutler, counsel for the Lender, with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated). The Company further agrees to pay to the Lender all costs and expenses (including court costs and attorneys' fees), if any, incurred or paid by the Lender in connection with any Default or Event of Default or in connection with the enforcement of this Agreement or any of the other Loan Documents or any other instrument or document delivered hereunder or thereunder. The Company further agrees to indemnify and save the Lender and any security trustee for the Lender harmless from any and all liabilities, losses, costs and expenses incurred by the Lender, or any such security trustee, in connection with any action, suit or proceeding brought against the Lender, or any such security trustee, by any Person which arises out of the transactions contemplated or financed hereby or out of any action or inaction by the Lender or any such security trustee hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The provisions of this Section and the protective provisions of Section 2 hereof shall survive payment of the Obligations.

          Section 9.5. Documentary Taxes. The Company agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

          Section 9.6. Survival of Representations. All representations and warranties made herein or in any of the other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

          Section 9.7. Participations. The Lender may grant participations in its extensions of credit hereunder to any other bank or other lending institution (a "Participant"), provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) any agreement pursuant to which such participation is granted shall provide that the Lender shall retain the sole right and responsibility to enforce the obligations of Company under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification, or waiver of any provision of the Loan Documents, except that such agreement may provide that the Lender will not agree to any amendment, modification, or waiver of the Loan Documents without such participantOs consent that would reduce the principal amount of or interest owing on, or extend the scheduled maturity date of, any Obligation in which such participant has an interest or that relates to Sections 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.14, 7.17, or 7.21 of this Agreement, and (iii) no sale of a participation in extensions of credit shall in any manner relieve the Lender of its obligations hereunder.

          Section 9.8. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, in the case of the Company, or on the appropriate signature page hereof, in the case of the Lender, or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Company shall be addressed to:

                                 MAF Bancorp., Inc.

                                 55th and Holmes
                                 Clarendon Hills, Illinois  60514
                                 Attention: Mr. Jerry Weberling
                                 Telephone: (708) 887-5999
                                 Telecopy:  (708) 325-0407

            with a copy of all written notices of default also to:

                                 Vedder, Price, Kaufman & Kammholz
                                 222 North LaSalle Street
                                 Chicago, Illinois  60601
                                 Attention: Ms. Jennifer R. Evans
                                 Telephone: (312) 609-7500
                                 Telecopy:  (312) 609-5005

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

          Section 9.9. Confidentiality. The Lender shall hold in confidence any nonpublic information delivered or made available to it by the Company or any Subsidiary or their respective officers, employees and independent public accountants. The foregoing to the contrary notwithstanding, nothing herein shall prevent the Lender from disclosing any information delivered or made available to it by the Company or any Subsidiary (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority, (iii) which has been publicly disclosed other than as a result of a disclosure by the Lender which is not permitted by this Agreement,
(iv) in connection with any litigation to which the Lender or any of its Affiliates may be a party, along with the Company, any Subsidiary or any of their respective Affiliates, (v) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement, the other Loan Documents or otherwise, (vi) to legal counsel and financial consultants and independent auditors of the Lender, and (vii) to any actual or proposed participant or assignee of all or part of its rights under the credit contemplated hereby provided such participant or assignee agrees in writing to be bound by the duty of confidentiality under this Section to the same extent as if it were the Lender hereunder.

          Section 9.10. Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

          Section 9.11. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and the other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

          Section 9.12. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

          Section 9.13. Entire Understanding. This Agreement together with the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

          Section 9.14. Binding Nature, Governing Law, Etc. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Lender and the benefit of its successors and assigns, including any subsequent holder of an interest in the Obligations. The Company may not assign its rights hereunder without the written consent of the Lender. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          Section 9.15.  Submission to Jurisdiction; Waiver of Jury Trial.
The Company hereby submits to the non-exclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE COMPANY AND THE LENDER EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

     Dated as of this 22nd day of May, 1996.




                                     MAF Bancorp, Inc.

                                     By
                                        ------------------ , ---------
                                          (Print or Type Name)
                                     (Title)

     Accepted and Agreed to at Chicago, Illinois as of the day and year last above written.


                                     Harris Trust And Savings Bank

                                     By
                                        ------------------ , ---------
                                          (Print or Type Name)
                                     (Title)

                                     111 West Monroe Street
                                     Chicago, Illinois  60603
                                     Attention: Mr. Michael
                                        Cameli
                                     Telephone: (312) 461-2396
                                     Telecopy:  (312) 765-8382

                                   EXHIBIT A

                               MAF BANCORP, INC.

                             REVOLVING CREDIT NOTE

                                                               Chicago, Illinois
$10,000,000                                                         May 22, 1996

     On the Revolving Credit Termination Date, for value received, the undersigned, MAF Bancorp, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Harris Trust and Savings Bank (the "Lender"), at the principal office of the Lender in Chicago, Illinois, the principal sum of
(i) Ten Million and no/100 Dollars ($10,000,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Revolving Credit Loans owing from the Company to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

     This Note evidences loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Credit Agreement dated as of May 22, 1996, between the Company and the Lender (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement") made and to be made to the Company by the Lender under the Revolving Credit provided for under the Credit Agreement, and the Company hereby promises to pay interest at the office described above on each loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

     Each loan made under the Revolving Credit against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence (absent manifest error) of the unpaid principal balance of this Note, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

     The Company hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                     MAF Bancorp, Inc.

                                     By
                                        ------------------ , ---------
                                          (Print or Type Name)
                                     (Title)

                                   EXHIBIT B


                               MAF BANCORP, INC.

                                   TERM NOTE

                                                               Chicago, Illinois
$40,000,000                                                         May 22, 1996

     For Value Received, the undersigned, MAF Bancorp, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of Harris Trust and Savings Bank (the "Lender"), at the principal office of the Lender in Chicago, Illinois, the principal sum of Forty Million and no/100 Dollars ($40,000,000) or, if less, the aggregate principal amount of the Term Loan made to the Company under Section 1.4 of the Credit Agreement hereinafter referred to, in seven (7) consecutive annual principal installments in the amounts called for by Section 1.4 of the Credit Agreement hereinafter referred to, commencing on December 31, 1997, and continuing on the last day of each December thereafter to and including December 31, 2003, the final maturity hereof.

     This Note evidences a loan constituting part of the "Domestic Rate Portion", "Treasury Rate Portions", and/or "LIBOR Portions" as such terms are defined in that certain Credit Agreement dated as of May 22, 1996, between the Company and the Lender (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement") made to the Company by the Lender under the Term Loan Commitment provided for under the Credit Agreement, and the Company hereby promises to pay interest at the office specified above on the loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

     The loan made under the Term Loan Commitment against this Note, any repayment of principal hereon, the status of such loan from time to time as part of the Domestic Rate Portion or a Fixed Rate Portion and, in the case of any Fixed Rate Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence (absent manifest error) of the unpaid balance of this Note and the status of such loan from time to time as part of the Domestic Rate Portion or a Fixed Rate Portion and, in the case of any Fixed Rate Portion, the interest rate and Interest Period applicable thereto.

     This Note is issued by the Company under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity and voluntary prepayments may be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

     The Company hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.


                                     MAF Bancorp, Inc.

                                     By
                                        ------------------ , ---------
                                          (Print or Type Name)
                                     (Title)

                                   Exhibit C

                             Compliance Certificate

To:  Harris Trust and Savings
     Bank
     Chicago, Illinois

     This Compliance Certificate is furnished to Harris Trust and Savings Bank pursuant to that certain Credit Agreement dated as of May 22, 1996, between MAF Bancorp, Inc. and you (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     The Undersigned hereby certifies that:

          1.   I am the duly elected _________________________________ of the
Company;

          2. In my corporate capacity, I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

          3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

          4. The financial statements required by Section 7.5 of the Credit Agreement and being furnished to you concurrently with this Certificate are true, correct and complete as of the date and for the periods covered thereby; and

          5. The Attachment hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

     Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

        ------------------------------------------------------------------------

- ------------------

        ------------------------------------------------------------------------

- ------------------

        ------------------------------------------------------------------------

- ------------------

        ------------------------------------------------------------------------

- ------------------

     The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________ 19___.




                                               ---------------------------------

                                               ------------------, -------------
                                               (Print or Type Name)   (Title)

                     ATTACHMENT TO COMPLIANCE CERTIFICATE
                               MAF BANCORP, INC.


                  Compliance Calculations for Credit Agreement
                            Dated as of May 22, 1996
                    Calculations as of _____________, 19___

- --------------------------------------------------------------------------------

- ----------------

A. Ratio of Non-Performing Assets to Stockholders' equity/Core capital and Loan loss reserves (Section 7.7)

     1.   Non-Performing Assets for Company

          a.  Loans more than 90 days past due   $
                                                   -------------
          b.  Loans placed on non-accrual basis  $
                                                   -------------
          c.  Loans restructured                 $
                                                   -------------
          d.  Assets acquired by repossession or
              foreclosure                        $
                                                   -------------

     Sum of Lines 1a - 1d
     $
       =============

     2.   Stockholders' equity and loan loss reserves

          (a)  Stockholders' equity of Company   $
                                                   -------------
          (b)  Loan loss reserves of Company     $
                                                   -------------

     Sum of Lines 2a - 2b
     $
       =============
     3.         Ratio of Line 1 to Line 2                           :
                                                                ---- ---

     4.         Non-Performing Assets for Banking Subsidiary

          a.    Loans more than 90 days past due  $
                                                    -------------
          b.    Loans placed on non-accrual basis $
                                                    -------------
          c.    Loans restructured                $
                                                    -------------
          d.    Assets acquired by repossession or
                foreclosure                       $
                                                    -------------

     Sum of Lines 4a - 4d
     $
      =============


     5.   Core capital and loan less reserves

          (a)  Core capital of Banking Subsidiary $
                                                    -------------
          (b)  Loan loss reserves of Banking
               Subsidiary                         $
                                                    -------------
     Sum of Lines 5a - 5b
     $
      =============


     6.   Ratio of Line 4 to Line 5                                     :
                                                                    ---- ---

     7.   Line 4 and Line 6 ratios each must be not more than        .25:1.0

     8.   Company is in compliance?
          (Circle Yes or No)                                          Yes/No
                                                                      ======
B.   Tangible Capital Ratio (Section 7.9)

     1.   Total stockholders' equity of Mid America
          $
            ------------

     2.   Intangible assets (excluding those consisting of
          investments in real estate subsidiaries)
                                                                      $
          ------------

     3.   Line 1 minus Line 2
                                                                      $
          ------------

     4.   Total consolidated assets
                                                                          $
          ------------

     5.   Intangible assets
                                                                          $
          ------------

     6.   Line 4 minus Line 5
                                                                          $
          ------------

     7.   Ratio of Line 3 to Line 6                                       ___:1.

     8.   Line 7 ratio to be equal to or greater than                     .07:1.

     9.   Company is in compliance?
          (Circle Yes or No)                                              Yes/No

C.    Adjusted Net Worth (Section 7.10)

     1.   Total stockholders' equity of the Company
                                                                     $
           ------------

     2.   Sum of
          (i)     investments in, and loans and
                  advances to, MAF Developments    $
                                                     ----------

          (ii)    goodwill of Mid America          $
                                                     ----------
                       $
                        ----------

     3.   Line 1 minus Line 2
                                                                     $
          ------------

     4.   Line 3 must be greater than or
          equal to                                                $150,000,000

     5.   Company is in compliance?
          (Circle Yes or No)                                            Yes/No

D.   Adjusted Net Income (Section 7.11)

     1.   Net income of the Company, before
          extraordinary items                                        $

          -------------

     2.   Line 1 must be greater than                             $ 15,000,000

     3.   Company is in compliance?
          (Circle Yes or No)                                            Yes/No

                                  EXHIBIT D-1

                                  EXHIBIT D-2

                                 SCHEDULE 5.2

                                 SUBSIDIARIES

                              JURISDICTION              PERCENTAGE
           NAME                    OF                   OWNERSHIP
                              INCORPORATION
Mid America Federal          United States   Company - 100%
Savings Bank

MAF Developments, Inc.          Illinois     Company - 100%

Mid America Development         Illinois     Mid America Federal
Services, Inc.                               Savings Bank - 100%

Mid America Finance             Illinois     Mid America Federal
Corporation                                  Savings Bank - 100%

Mid America Mortgage            Illinois     Mid America Federal
Services, Inc.                               Savings Bank - 100%

Mid America Insurance           Illinois     Mid America Development
Agency, Inc.                                 Services, Inc. - 100%

N.W. Acceptance Corp.           Delaware     Mid America Federal
                                             Savings Bank - 100%

N.W. Financial Corporation      Illinois     Mid America Federal
                                             Savings Bank - 100%

Route 22 Development Corp.      Illinois     N.W. Financial Corporation - 100%

Ambria Development Corp.        Illinois     N. W. Financial Corporation - 100%

Randall Road Development        Illinois     N. W. Financial Corporation - 100%
Corp.

Reigate Woods Development       Illinois     N. W. Financial Corporation - 100%
Corp.

North-West Insurance            Illinois     N. W. Financial Corporation - 100%
Agency of Chicago, Inc.

                                 SCHEDULE 7.12



COMPANY                             DESCRIPTION               BALANCE AT 4/30/96

Mid-America Finance Corp.        Collateralized Mortgage
                                    Obligation Bonds             $17,117,424

N.W. Acceptance Corp.            Collateralized Mortgage
                                    Obligation Bonds             $32,058,286

